Exhibit 99.1




                                 USA INTERACTIVE
                 Q&As REGARDING USA'S RIGHTS WITH RESPECT TO VUE
                     AS FILED WITH THE SEC ON APRIL 15, 2003


In order to comply with Regulation FD, USA is filing with the Securities and Exchange Commission this document, which addresses questions from the investment community and others as to USA's rights with respect to Vivendi Universal Entertainment LLLP ("VUE").

Q1:      WHY IS USA TAKING LEGAL ACTION AGAINST VIVENDI UNIVERSAL, S.A.
---      ("VIVENDI") AT THIS TIME?

A1: USA did not seek this tax dispute with Vivendi. Some five months ago Vivendi informed USA that it disputed the tax distribution provisions in the VUE Partnership Agreement. USA immediately responded that Vivendi was incorrect. Thereafter, USA participated in good faith in a dialogue with Vivendi to resolve the dispute. USA's objective throughout was to reach an amicable and private resolution. Given the instability of Vivendi, USA did not want to add in any way to their burdens as Vivendi attempted to stem its liquidity crisis and achieve a more stable footing. USA has shown great patience since the management change and liquidity crisis at Vivendi, and many USA executives have worked endless hours to help Vivendi in managing VUE, in renegotiating its credit agreements and in helping Vivendi cope with whatever problems arose during this most difficult period, including accommodating their desire for various waivers or other changes to agreements between us, all designed to enhance Vivendi's position - and none of which inured to USA's direct benefit. USA hoped that Vivendi would reciprocate this attitude of cooperation at least by dropping their remarkable reinterpretation of our basic agreement. However, Vivendi has recently made clear that it will not do so. Vivendi's first tax distribution payment to USA on its preferred interest has recently come due, and Vivendi has not made, and has made it clear that it does not intend to make, that payment.

         Now that Vivendi has dealt with all of its short term issues, and given our inability to solve this dispute consensually, USA feels that it has no choice but to seek resolution of the matter.

Q2:      WHY IS USA FILING THESE Q&As?
---
A2: Over the last several months, we have received hundreds of inquiries about USA's rights with respect to VUE, ranging from whether Vivendi can sell VUE in its entirety, to whether Vivendi can sell VUE assets, to the tax consequences of a sale, etc. Despite our best and most careful efforts, we have not seen anything that clearly and correctly answers all of the questions; instead, there has been a torrent of conflicting and confusing information. While we have no interest in adding to the coverage, and no desire to manipulate the process, we think our


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         shareholders, the investment community and any interested party should have access, without filter, to one document, hopefully plainly and clearly articulated, that sets forth the facts on every important issue that involves our contractual relationship with VUE and VU - which can only be done by making full disclosure under SEC Regulation FD.

Q3:      CAN VIVENDI SELL ITS INTERESTS IN VUE (IN ITS ENTIRETY) WITHOUT ANY
---      CONSENT FROM USA?

A3:      Yes, but any purchaser would take its ownership in VUE subject to
         (a) USA's present ownership rights in VUE, including its common interests and Class A and B preferred interests; and (b) all the existing rights that USA presently possesses as described below.

Q4:      DOES THIS MEAN THAT VIVENDI CAN'T SELL 100% OF VUE?
---
A4: Yes, Vivendi cannot force USA to sell any of its interests in VUE, including its common interests. However, USA does have "tag along rights" with respect to any such sale that USA doesn't intend to exercise if presented with such an opportunity.

Q5:      IN ANY SUCH SALE, WHAT WOULD HAPPEN TO THE 56.6 MILLION USA SHARES THAT
---      ARE RELATED TO USA'S CLASS B PREFERRED INTERESTS IN VUE?

A5: If Vivendi wanted to sell its 56.6 million USA shares, it would need either USA's or Barry Diller's and Liberty Media Corporation's consent. Without that, Vivendi is prohibited from selling its 56.6 million USA shares and also can't sell the Vivendi subsidiaries that holds those shares to a third party. So, in any such sale of Vivendi's common interests in VUE, a purchaser would acquire its interest in VUE subject to, among other things, the Class B preferred interests (these interests, while more fully described in the Partnership Agreement, cannot be eliminated prior to May 7, 2022 and are supported by Vivendi's retention of the 56.6 million USA shares). Any understanding between Vivendi and a purchaser that undermines the intended thrust of the restrictions on the sale of the 56.6 million USA shares or the corporate entities in which such shares are held would be vigorously challenged by USA.

Q6:      IN ANY SUCH SALE, WHO WOULD BE RESPONSIBLE FOR THE TAX REIMBURSEMENT
---      PAYMENTS THAT ARE PRESENTLY SUBJECT TO A DISPUTE WITH VIVENDI?

A6: The purchaser of VUE would take its interest in VUE subject to such liability since VUE is the contractual party that has such obligations. This liability has an estimated present value of approximately $620 million, based on certain assumptions of taxable income from VUE and an assumed tax rate. USA has filed a lawsuit today for a declaratory judgment with respect to VUE's obligations in this regard. These obligations are clear (as USA states in the lawsuit) and it's

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         bizarre that Vivendi would fight an issue that is subject to such unequivocal language (except as a negotiating position).

Q7:      IF CONTROL OF VUE IS ACQUIRED BY AN ENTERTAINMENT COMPANY THAT HAS
---      COMPETING ASSETS WITH THOSE OF VUE, WILL USA BE AFFECTED IN ANY WAY?

A7: It is possible that such an acquisition could result in some significant issues. For example, if such an entertainment company combines in any way its own assets with those of VUE or substitutes "services" to VUE in lieu of VUE having a full going-concern infrastructure, such action may affect USA's ability to realize maximum value for its VUE securities. USA would, under those circumstances, assess the situation carefully to see if any such action potentially can adversely affect USA's interests and act accordingly.

Q8:      CAN VIVENDI SELL VUE'S ASSETS?
---
A8: Vivendi cannot sell virtually any of VUE's assets without either getting USA's consent or having VUE put up an irrevocable letter of a letter of credit that would secure USA's payment of the $750 million Class A preferred interests at its accreted value at the end of 20 years (i.e. approximately $2 billion) and with an expiration date no earlier than May 7, 2022. This is true because, under the applicable agreement, VUE can't sell assets outside the ordinary course unless it has a "consolidated tangible net worth" of $4 billion. USA believes that VUE's "consolidated tangible net worth" is well below this figure, primarily because the definition specifically excludes the value of "intangibles" like copyrights, etc. Also, Vivendi cannot sell virtually any of VUE's cable channels or other assets contributed by USA without indemnifying USA for the acceleration of certain tax liabilities.

Q9:      THERE HAVE BEEN REPORTS THAT VIVENDI CAN SELL VUE ASSETS SO LONG AS 50%
---      OF THE PROCEEDS ARE RETAINED INSIDE VUE.  IS THIS TRUE?

A9: No, because VUE must also have a "consolidated tangible net worth" of $4 billion to sell any assets, as discussed in Question 8 above. So, for example, if VUE wanted to assign any of its interest in its theme park group, it is prohibited from doing so without USA consent.

Q10:     IF VUE PUTS UP A LETTER OF CREDIT SO AS TO PERMIT ASSET SALES AND
---- VIVENDI PROVIDES A TAX INDEMNITY TO USA, ARE THERE ANY OTHER RESTRICTIONS THAT WOULD SURVIVE THAT COULD IMPOSE A BURDEN ON VIVENDI OR A PURCHASER?

A10: Yes, in all instances in which there has been a sale of assets, Vivendi or a purchaser would be obligated to keep sufficient assets within VUE to fully service the cash and paid-in-kind distribution obligations each year, as well as the obligation to distribute cash to USA with respect to taxes on allocations of VUE's income.

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Q11:     WOULD ANY SUCH SALE - (I.E. A SALE OF A SPECIFIC ASSET) TRIGGER ANY TAX
----     FOR WHICH VIVENDI HAS AGREED TO INDEMNIFY USA?

A11: If Vivendi sells the cable channels or other assets that USA contributed into the VUE partnership in excess of $5 million in the aggregate, Vivendi is obligated to indemnify USA for the net present value of any tax triggered by the excess sale, discounted from 2017 at USA's borrowing rate and assuming that USA is a full-rate taxpayer.

Q12:     IF VUE POSTS AN APPROPRIATE LETTER OF CREDIT AND VIVENDI INDEMNIFIES
---- USA AGAINST ANY TAX ACCELERATION, COULD A PURCHASER GET RID OF USA'S INTERESTS AND ELIMINATE ALL RESTRICTIONS?

A12: No, there is no way to get rid of USA's interests without USA's consent until 2007 with respect to 4.44% of the common interests held by USA and 2022 with respect to the Class A and Class B preferred interests and the remaining 1% common interest held by USA.

Q13:     CAN VIVENDI OR A PURCHASER REPAY THE OUTSTANDING $1.6 BILLION IN DEBT
---- WITHOUT VIVENDI INDEMNIFYING USA FOR THE NET PRESENT VALUE OF USA'S RESULTING TAX LIABILITY?

A13: No, except for certain repayments permitted after May 7, 2004. Otherwise, Vivendi may only refinance the debt, on terms reasonably satisfactory to USA.

Q14:     WHAT IS VUE'S DEBT LIMIT?
----
A14: Under USA's agreements with Vivendi, other than the $1.6 billion debt discussed above, VUE cannot incur more than $800 million in debt at any one time. The $800 million cap does not increase even if VUE pays down the $1.6 billion debt. Also, USA created exceptions to the $800 million cap that only apply to Vivendi. As a result, any purchaser would not be able to operate VUE in the same manner as it's currently being operated by Vivendi. For example, certain intercompany payables that are currently excluded from the $800 million cap would have to be settled in order to avoid a breach of the $800 million cap if VUE was sold. We have included as a separate exhibit to the Form 8-K to which this document is a part the letter agreement that addresses the exceptions to the $800 million cap.

Q15:     WHAT ARE USA'S PRESENT RIGHTS WITH RESPECT TO VUE?
----
A15: The following summarizes USA's existing rights (most of which have been alluded to above):

         o USA has a right to keep all of its common interests in VUE until May 7, 2007 and a right to keep all of its Class A and B preferred interests as well as 1% of its common interests in VUE until May 7, 2022.

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         o    USA has the right to tag-along on any sale by Vivendi of its common interests in VUE.

         o Without USA's consent, VUE could not issue any equity interests senior to or PARI PASSU with the preferred interests held by USA (including any security exchangeable or convertible into such).

         o Without USA's consent, unless VUE posts the letter of credit described Question 8 above, VUE cannot do any of the following:

                  (1) transfer any assets other than in ordinary course of business unless:

                         (a) at least 50% of the net proceeds are retained or redeployed by VUE, and

                         (b) VUE has at least $4 billion in consolidated tangible net worth at the time of the sale;

                  (2) incur debt in excess of its debt limit (see Question 14 above); or

                  (3) issue any other preferred equity interests in VUE that are exchangeable for any equity security of VUE (other than common interests) or issue any security exhangeable for cash, cash equivalents or such preferred equity interests.

         o USA is entitled to be indemnified by Vivendi for breaches of any on-going covenants by VUE or Universal Studios, Inc. (including a breach by Universal Studios of (a) its obligations to satisfy USA's put rights relating to its common and Class B preferred interests), and (b) its obligations to ensure that VUE has sufficient equity to satisfy certain of its obligations under the Partnership Agreement).

         o Any sale, directly or indirectly, of the 56.6 million USA shares by Vivendi would require either the consent of USA or the consent of both Mr. Diller and Liberty.

         o Without USA's consent, unless Vivendi indemnifies USA for acceleration of taxes, VUE cannot take the following actions, among others, until May 7, 2017:

                  (1) other than in the ordinary course of business, sell or dispose of more than $5 million of the assets contributed by USA to VUE (see Answer 11 above for the relevant assets),

                  (2) pay down any part of the $1.6 billion debt, except for certain refinancings and certain repayments after May 7, 2004, or

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                  (3)    cause any VUE partner or related person to bear the
                         "economic risk of loss" of the $1.6 billion debt.

Q16:     IS USA OR VUE AFFECTED BY LIBERTY'S FRAUD ACTION AGAINST VIVENDI?
----
A16: As part of Liberty's fraud action against Vivendi, Liberty is seeking to rescind the Merger Agreement between itself and Vivendi; neither USA nor VUE is a party to that Agreement.

Q17:     IS THIS FILING, AS WELL AS THE LITIGATION, INTENDED TO COMPROMISE OR
---- OTHERWISE EFFECT OR RESTRICT VIVENDI'S STATED CURRENT PROCESS OF `EVALUATING OPTIONS' FOR ITS ENTERTAINMENT ASSETS?

A17: No. We did not ask for the dispute and our seeking resolution of the dispute could not be postponed - we certainly did not want to take action after Vivendi had taken concrete steps on its entertainment assets, which may happen at any time and we did not want there to be misunderstandings as to why we would take this action now or any other action in the future.

         We have no position on whether or not Vivendi keeps all its current entertainment assets...we have said we are perfectly happy for the current situation as outlined in all the agreements to go on forever...and we have said we will continue to treat Vivendi in a collegial and cooperative manner and help them to achieve whatever it is they wish to, provided of course it is not adverse to USA's interests as contained in the provisions of the agreements between us.

                                    * * * * *

The description above of USA's rights with respect to Vivendi, VUE and related matters is intended as a summary and is, of course, subject to the full terms of the Transaction Agreement, Partnership Agreement and related agreements, which agreements are on file as exhibits to USA's Form 10-K for the year ended December 31, 2002 and available at www.sec.gov. While the above description reflects USA's understanding of its rights, there can be no assurance that others, including Vivendi or VUE, might not disagree on any and all of the descriptions.

Further, this document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to possible future actions or events and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. These forward- looking statements involve a number of risks and uncertainties that could cause actual actions or events to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that could have a material adverse effect on USA's businesses, financial condition or results of operations. Investors should consider the information contained in or incorporated by reference into USA's filings with the U.S. Securities and Exchange

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Commission (the "SEC"), including USA's Annual Reports on Form 10-K for the fiscal year ended 2002, especially in the Risk Factors section and the Management's Discussion and Analysis section and USA's Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on future events or actions. In light of these risks, uncertainties, assumptions and factors, the forward-looking events and action s discussed in this communication may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this communication. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this communication to reflect circumstances existing after the date of this communication or to reflect the occurrence of future events or actions even if experience or future events or actions make it clear that any expected future events and actions expressed or implied by those forward-looking statements will not be realized.
















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